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Ronald A. Miller	Kei Advisors LLC
Executive Vice President and Chief	Deborah K. Pawlowski
Financial Officer	Phone: 716.843.3908
Phone: 585.786.1102	Email:dpawlowski@keiadvisors.com
Email: invest@fiiwarsaw.com

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Third Quarter 2005 Results
Value received for loan sale results in net gain of $9.2 million

WARSAW, N.Y., October 21, 2005 — Financial Institutions, Inc. (NASDAQ: FISI) (“FI”), announced today results for the third quarter and nine-month period ended September 30, 2005. Diluted earnings per share for the 2005 third quarter were $0.76, up $0.34 per share, or 81%, compared with $0.42 for the same period last year. Net income for the third quarter was $9.0 million compared with $5.1 million in the third quarter 2004. The increase in earnings for the third quarter was primarily due to the results of the Company’s previously announced decision to sell certain commercial related loans. For the nine-month periods, net loss was $(0.7) million in 2005 while net income was $13.3 million in 2004. Diluted earnings (loss) per share for the first nine months were $(0.16) and $1.08 for 2005 and 2004, respectively. The loss in the first nine months of 2005 reflects the higher provision for loan losses recorded during the second quarter as a result of the write-downs associated with transferring loans to held for sale at their estimated fair value less costs to sell.

Peter G. Humphrey, Chairman, President and CEO, commented, “As a result of our loan sale process, we have measurably improved our asset quality. We have reduced the ratio of nonperforming loans to total loans to 1.6% at the end of this year’s third quarter from 3.8% at the same time last year. Total nonperforming assets are reduced by over $30 million compared with last year, and our allowance for loan loss coverage of nonperforming loans improved to 128% from 65% at the same time last year.”

Loan sale results

At June 30, 2005, FI had identified $167.3 million in loans that were transferred to held for sale at an estimated fair value of $131.0 million. During the third quarter of 2005, an additional $1.7 million in loans with an estimated fair value less costs to sell of $1.3 million were transferred to held for sale and $0.5 million of previously identified loans to be sold were returned to the loan portfolio. During the third quarter of 2005, FI realized a net gain of $9.2 million on the ultimate sale or settlement of these commercial related loans held for sale, with the exception of $1.7 million which remains in the held for sale category at September 30, 2005.

Revenue

Net interest income in the third quarter of 2005 was $16.3 million, down $3.0 million from the same period last year and for the first nine months of 2005 was $51.5 million, down $4.9 million from the same period last year. Net interest margin was 3.59% for the three months ended September 30, 2005 compared with 3.98% for the same period last year. For the first nine months of 2005, net interest margin was 3.68% compared with 3.90% for the first nine months of 2004. The Company has experienced a significant change in the mix of earning assets, with increases in investment securities and federal funds sold and a decrease in loans. Loan assets generally earn higher yields than investment assets. For the third quarter of 2005, average investment securities and federal funds sold compared with the third quarter average of 2004 increased $83.8 million, while average loans decreased $256.6 million and average loans held for sale increased $63.3 million. Nearly all of the average increase in loans held for sale were nonaccruing, commercial related loans identified for sale in the second quarter of 2005 and, therefore, did not contribute to interest income in the third quarter of 2005. In addition to the lower loan base resulting from the Company’s decision to sell $169 million in commercial related loans, new loan originations have slowed causing an additional drop in total loans.

FI’s average cost of funds for the third quarter of 2005 was 2.28%, an increase of 54 basis points over the same period in 2004. The increase in the average cost of funds was primarily a result of higher deposit interest costs associated with increases in general market interest rates. Improved asset yields associated with higher general market rates have been mitigated by the shift in the mix of earning assets. The average yield on total earning assets for the third quarter of 2005 increased 6 basis points from the same period last year to 5.49%.

Noninterest income in the 2005 third quarter included the net gain on sale of commercial related loans of $9.2 million. All other categories of noninterest income for the third quarter of 2005 were relatively flat compared with the same period in 2004.

Asset Quality
At September 30, 2005, FI had nonperforming loans (excluding loans held for sale) and other real estate owned of $17.4 million which represents 1.71% of total loans and other real estate owned compared with $49.7 million and 3.92% at September 30, 2004, respectively. The provision for loan losses for the third quarter of 2005 was $1.5 million compared with $2.1 million in the same period last year. For the first nine months of 2005, the provision for loan losses was $27.1 million compared with $9.5 million last year. The reduction in nonperforming loans and increase in provision for loan losses year to date relates to the reductions in problem loans from the loan sale. The allowance for loan losses was $20.8 million at September 30, 2005, representing 2.05% of total loans and 128% of nonperforming loans. This compares with an allowance for loan losses of $39.2 million representing 2.46% of total loans and 65% of nonperforming loans at the same time last year.

Noninterest Expense

Noninterest expense for the third quarter of 2005 increased 6%, or $0.9 million, to $16.3 million when compared with $15.4 million in last year’s third quarter. Salaries and employee benefits increased 3%, or $0.2 million, for the third quarter 2005 in comparison with the same quarter last year. Professional fees and services associated with consolidation activities and regulatory matters increased $0.4 million in comparison with the same quarter last year.

Mr. Humphrey noted, “We have heavily relied on outside expertise to assist in addressing regulatory matters, centralization activities, and the efforts involved with the merging of our four subsidiary banks. We anticipate that some of these costs will continue over the next six months, but should then begin to taper off. In addition, we have been staffed to address our problem loan portfolio and centralize our credit administration. Our objective is to measurably reduce costs in order to improve our efficiency ratio which was 70.2% for the most recent quarter.“

Discontinued operations

In June 2005, the Company decided to sell the stock of its Burke Group Inc. (BGI) subsidiary. As a result, in the second quarter, the Company had recorded a provision for estimated loss on the sale of BGI of $1.2 million and income tax expense on the anticipated disposition of $1.1 million. During the third quarter, FI subsequently sold and finalized the sale of BGI and realized a gain that approximated the subsidiary’s loss from operations during the third quarter.

Financial condition

Net loans, which were $992 million at the end of the third quarter, were down 20% and 18% from the end of the 2004 third quarter and the end of 2004, respectively. The sale of loans and the slowing of loan origination, have impacted earning assets.

Total deposits, the Company’s primary source of funds, remained relatively flat at $1.8 billion compared with $1.9 billion and $1.8 billion at the end of last year’s third quarter and the end of 2004, respectively.

Shareholders’ equity at September 30, 2005, was $173.6 million, down 6% from $184.3 million at the end of last year and down 8% from $188.0 million at the same time last year. The decline reflects the decision to transfer a significant amount of problem loans to held for sale status and ultimately complete their disposition as previously discussed.

Outlook
The Company has filed applications with the NYS Banking Department and the Board of Governors of the Federal Reserve System to request approval to merge its subsidiary banks into the state-chartered First Tier Bank, which would then be renamed.

“Over the last year, we have significantly improved our asset quality, dramatically improved our credit administration process, made great strides in our efforts to reduce our risk profile and strengthen our management team. The greatest amount of change needed to grow our business profitably should be behind us. With our team focused on customer service, generating quality loans, and providing differentiated service while reducing costs, we believe we can achieve quality, sustained earnings growth for our shareholders,” Mr. Humphrey concluded.

ABOUT FINANCIAL INSTITUTIONS, INC.
With total assets of $2.1 billion, Financial Institutions, Inc. is the parent company of Wyoming County Bank, National Bank of Geneva, Bath National Bank and First Tier Bank & Trust. The four banks, which FI plans to merge into one bank upon receipt of regulatory approval, provide a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 72 ATM’s in Western and Central New York State. FI also provides brokerage, trust, and insurance services throughout its operating region. More information on FI and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

Safe Harbor Statement
This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include the effectiveness of its strategy, its ability to reduce operating expenses, the attitudes and preferences of customers, the competitive environment and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

FINANCIAL TABLES FOLLOW.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Other Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	September 30,
	2005	2004	$ Change	% Change
Interest and dividend income	$25,495	$26,630	$(1,135)	(4)%
Interest expense	9,238	7,403	1,835	25%

Net interest income	16,257	19,227	(2,970)	(15)%
Provision for loan losses	1,529	2,147	(618)	(29)%

Net interest income (loss) after provision for loan losses	14,728	17,080	(2,352)	(14)%

Noninterest income:
Service charges on deposits	3,076	3,108	(32)	(1)%
Financial services group fees and commissions	678	599	79	13%
Mortgage banking activities	384	417	(33)	(8)%
Gain on sale and call of securities	-	14	(14)	(100)%
Net gain on sale of commercial related loans	9,212	-	9,212	-%
Other	1,399	1,398	1	-%

Total noninterest income	14,749	5,536	9,213	166%

Noninterest expense:
Salaries and employee benefits	8,808	8,570	238	3%
Other	7,504	6,857	647	9%

Total noninterest expense	16,312	15,427	885	6%
Income from continuing operations before income taxes	13,165	7,189	5,976	83%
Income taxes from continuing operations	4,205	1,992	2,213	111%

Income from continuing operations	8,960	5,197	3,763	72%

Discontinued operations:
Loss from operations of discontinued subsidiary	(84)	(108)	24	22%
Gain on disposal of discontinued subsidiary	88	-	88	-%
Income taxes	(7)	(28)	21	75%

Income (loss) on discontinued operations, net of taxes	11	(80)	91	114%
Net income	$8,971	$5,117	$3,854	75%

Preferred stock dividends	$372	$374	$(2)	(1)%

Taxable-equivalent net interest income	$17,418	$20,334	$(2,916)	(14)%

Per common share data:

Basic:
Income from continuing operations	$0.76	$0.43	$0.33	77%
Net income	$0.76	$0.42	$0.34	81%

Diluted:
Income from continuing operations	$0.76	$0.43	$0.33	77%
Net income	$0.76	$0.42	$0.34	81%
Cash dividends declared	$0.08	$0.16	$(0.08)	(50)%

Common shares outstanding:
Weighted average shares – basic	11,333,374	11,196,646
Weighted average shares – diluted	11,353,367	11,253,282

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Additional Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	September 30,
	2005	2004
Performance ratios, annualized
Return (loss) on average assets	1.71%	0.94%
Return (loss) on average common equity	22.43%	11.36%
Common dividend payout ratio	10.53%	38.10%
Net interest margin (tax-equivalent)	3.59%	3.98%
Efficiency ratio (1)	70.24%	59.25%
Asset quality data:
Past due over 90 days and accruing	$36	$1,179
Restructured loans	—	—
Nonaccrual loans	16,140	46,471

Total nonperforming loans	16,176	47,650
Other real estate owned (ORE)	1,197	2,089

Total nonperforming loans and ORE	17,373	49,739
Nonaccrual loans held for sale	1,681	—

Total nonperforming assets	$19,054	$49,739

Net loan charge-offs	$1,824	$1,940
Asset quality ratios:
Nonperforming loans to total loans (2)	1.60%	3.76%
Nonperforming loans and ORE to total loans and ORE (2)	1.71%	3.92%
Nonperforming assets to total assets	0.91%	2.25%
Allowance for loan losses to total loans (2)	2.05%	2.46%
Allowance for loan losses to nonperforming loans (2)	128%	65%
Net loan charge-offs to average loans (annualized)	0.71%	0.60%
Capital ratios:
Average common equity to average total assets	7.30%	7.64%
Leverage ratio	7.52%	7.30%
Tier 1 risk-based capital ratio	13.17%	11.21%
Risk-based capital ratio	14.42%	12.47%

(1)	Ratio excludes the operations of discontinued subsidiary.

(2)	Ratios exclude nonaccruing loans held for sale from nonperforming loans and exclude loans held for sale from total loans.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) and Other Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2005	2004	$ Change	% Change
Interest and dividend income	$77.733	$79,361	$(1,628)	(2)%
Interest expense	26,249	22,979	3,270	14%

Net interest income	51,484	56,382	(4,898)	(9)%
Provision for loan losses	27,110	9,459	17,651	187%

Net interest income after provision for loan losses	24,374	46,923	(22,549)	(48)%

Noninterest income:
Service charges on deposits	8,605	8,973	(368)	(4)%
Financial services group fees and commissions	2,059	1,943	116	6%
Mortgage banking activities	1,248	1,541	(293)	(19)%
Gain on sale and call of securities	14	88	(74)	(84)%
Gain on sale of credit card portfolio	-	1,177	(1,177)	(100)%
Net gain on sale of commercial related loans	9,212	-	9,212	-%
Other	3,309	3,310	(1)	-%

Total noninterest income	24,447	17,032	7,415	44%

Noninterest expense:
Salaries and employee benefits	26,881	25,547	1,334	5%
Other	22,441	19,627	2,814	14%

Total noninterest expense	49,322	45,174	4,148	9%
Income (loss) from continuing operations before income taxes	(501)	18,781	(19,282)	(103)%
Income taxes from continuing operations	(2,278)	5,198	(7,476)	(144)%

Income (loss) from continuing operations	1,777	13,583	(11,806)	(87)%

Discontinued operations:
Loss from operations of discontinued subsidiary	(340)	(314)	(26)	(8)%
Loss on disposal of discontinued subsidiary	(1,112)	-	(1,112)	-%
Income taxes	1,030	(55)	1,085	1,973%

Loss on discontinued operations, net of taxes	(2,482)	(259)	(2,223)	(858)%
Net income (loss)	$(705)	$13,324	$(14,029)	(105)%

Preferred stock dividends	$1,116	$1,122	$(6)	(1)%

Taxable-equivalent net interest income	$54,916	$59,747	$(4,831)	(8)%

Per common share data:

Basic:
Income (loss) from continuing operations	$0.06	$1.11	$(1.05)	(95)%
Net income (loss)	$(0.16)	$1.09	$(1.25)	(115)%

Diluted:
Income (loss) from continuing operations	$0.06	$1.11	$(1.05)	(95)%
Net income (loss)	$(0.16)	$1.08	$(1.24)	(115)%
Cash dividends declared	$0.32	$0.48	$(0.16)	(33)%
Book value	$13.77	$15.21	$(1.44)	(9)%

Common shares outstanding:
Weighted average shares – basic	11,292,824	11,183,651
Weighted average shares – diluted	11,325,115	11,248,307
Period end actual	11,333,318	11,197,075

Additional Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2005	2004
Performance ratios, annualized:
Return on average assets	(0.04)%	0.81%
Return on average common equity	(1.51)%	9.79%
Common dividend payout ratio	(200.00)%	44.04%
Net interest margin (tax-equivalent)	3.68%	3.90%
Efficiency ratio (1)	69.47%	58.90%
Asset quality data and ratio:
Net loan charge-offs	$45,512	$7,355
Net loan charge-offs to average loans (annualized)	5.28%	0.75%

(1)	Ratio excludes operations of discontinued subsidiary.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2005	2004	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$51,290	$45,249	$6,041	13%
Federal funds sold	61,115	806	60,309	7,483%
Investment securities	859,305	766,515	92,790	12%
Loans held for sale	3,031	2,648	383	14%
Loans	1,012,803	1,252,405	(239,602)	(19)%
Less: Allowance for loan losses	20,785	39,186	(18,401)	(47)%

Loans, net	992,018	1,213,219	(221,201)	(18)%
Goodwill	37,369	37,369	—	—%
Other assets	90,843	90,523	320	—%

Total assets	$2,094,971	$2,156,329	$(61,358)	(3)%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$281,017	$289,582	$(8,565)	(3)%
Savings, money market, and interest-bearing checking	775,901	789,550	(13,649)	(2)%
Certificates of deposit	724,147	739,817	(15,670)	(2)%

Total deposits	1,781,065	1,818,949	(37,884)	(2)%
Short-term borrowings	36,487	35,554	933	3%
Long-term borrowings	67,408	80,358	(12,950)	(16)%
Junior subordinated debentures issued to unconsolidated
subsidiary trust	16,702	16,702	—	—%
Other liabilities	19,664	20,479	(815)	(4)%

Total liabilities	1,921,326	1,972,042	(50,716)	(3)%

Shareholders’ equity:
Preferred equity	17,636	17,722	(86)	—%
Common equity and accumulated other
comprehensive income (loss)	156,009	166,565	(10,556)	(6)%

Total shareholders’ equity	173,645	184,287	(10,642)	(6)%

Total liabilities and shareholders’ equity	$2,094,971	$2,156,329	$(61,358)	(3)%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Dollars in thousands)
(Unaudited)

	Three months ended
	September 30,
	2005	2004	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$43,381	$44,789	$(1,408)	(3)%
Federal funds sold	43,395	14,245	29,150	205%
Investment securities	796,666	741,971	54,695	7%
Loans held for sale	64,822	1,530	63,292	4,137%
Loans	1,026,636	1,283,216	(256,580)	(20)%
Less: Allowance for loan losses	21,054	31,290	(10,236)	(33)%

Loans, net	1,005,582	1,251,926	(246,344)	(20)%
Goodwill	39,501	40,946	(1,445)	(4)%
Other assets	90,167	80,501	9,666	12%

Total assets	$2,083,514	$2,175,908	$(92,394)	(4)%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$281,023	$277,192	$3,831	1%
Savings, money market, and interest-bearing checking	755,213	807,102	(51,889)	(6)%
Certificates of deposit	731,067	748,916	(17,849)	(2)%

Total deposits	1,767,303	1,833,210	(65,907)	(4)%
Short-term borrowings	33,348	43,182	(9,834)	(23)%
Long-term borrowings	72,095	81,970	(9,875)	(12)%
Junior subordinated debentures issued to unconsolidated
subsidiary trust	16,702	16,702	—	—%
Other liabilities	24,360	16,971	7,389	44%

Total liabilities	1,913,808	1,992,035	(78,227)	(4)%

Shareholders’ equity:
Preferred equity	17,636	17,734	(98)	(1)%
Common equity and accumulated other
comprehensive income (loss)	152,070	166,139	(14,069)	(8)%

Total shareholders’ equity	169,706	183,873	(14,167)	(8)%

Total liabilities and shareholders’ equity	$2,086,514	$2,175,908	$(92,394)	(4)%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Dollars in thousands)
(Unaudited)

	Nine months ended
	September 30,
	2005	2004	$ Change	% Change
ASSETS
Cash, due from banks and interest-bearing deposits	$43,071	$44,294	$(1,223)	(3)%
Federal funds sold	34,092	34,518	(426)	(1)%
Investment securities	775,990	711,170	64,820	9%
Loans held for sale	31,818	3,272	28,546	872%
Loans	1,148,716	1,304,225	(155,509)	(12)%
Less: Allowance for loan losses	31,988	30,292	1,696	6%

Loans, net	1,116,728	1,273,933	(157,205)	(12)%
Goodwill	40,736	40,771	(35)	—%
Other assets	87,768	79,937	7,831	10%

Total assets	$2,130,203	$2,187,895	$(57,692)	(3)%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$274,596	$263,736	$10,860	4%
Savings, money market, and interest-bearing checking	788,255	814,851	(26,596)	(3)%
Certificates of deposit	743,690	766,999	(23,309)	(3)%

Total deposits	1,806,541	1,845,586	(39,045)	(2)%
Short-term borrowings	32,674	41,528	(8,854)	(21)%
Long-term borrowings	76,047	84,469	(8,422)	(10)%
Junior subordinated debentures issued to
unconsolidated subsidiary trust	16,702	16,702	—	—%
Other liabilities	19,605	15,355	4,250	28%

Total liabilities	1,951,569	2,003,640	(52,071)	(3)%

Shareholders’ equity:
Preferred equity	17,666	17,734	(68)	—%
Common equity and accumulated other
comprehensive income (loss)	160,968	166,521	(5,553)	(3)%

Total shareholders’ equity	178,634	184,255	(5,621)	(3)%

Total liabilities and shareholders’ equity	$2,130,203	$2,187,895	$(57,692)	(3)%